UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/30/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On April 30, 2013, Simon Turner, a current director of Identive Group, Inc. (the "Company"), informed the Company's Board of Directors (the "Board") that he would be resigning his position as a director of the Company, effective July 1, 2013. The Board accepted Mr. Turner's resignation and expressed its appreciation for his service over the past 13 years. Mr. Turner's resignation is not the result of any dispute or disagreement with the Company.

(d)        On April 30, 2013, upon the recommendation of the Nominating Committee of the Company's Board, the Board elected Saad Alazem as a director with effect from July 1, 2013 (the "Effective Date"), filling the seat being vacated by Mr. Turner. Mr. Alazem will serve as a Class II director with a term expiring at the Company's 2015 Annual Meeting of Stockholders. Mr. Alazem has over 15 years of financial and business leadership in international markets, including operational efficiencies, process and productivity improvements, crisis resolution and business continuity and general management best practices. Mr. Alazem's financial expertise extends beyond advanced financial analysis to M&A and debt and equity capital raises. Mr. Alazem is the CEO of Alazem for Financial Consulting, a CroweHorwath member firm, which he co-founded in 2007. Previously, from 2000 - 2007, he served as Investment Officer, Global Financial Markets Department for the International Finance Corporation of The World Bank Group. He has been an independent member of the board of directors of Al-Khabeer Capital Bank in Saudi Arabia and Bahrain since 2009, serving on the audit committee and the nominations and remuneration committee, and an independent director of the board of directors of Mountain Partners AG since 2008, serving on the investment committee. Mountain Partners AG is a significant shareholder of the Company.

The Board determined that Mr. Alazem is independent in accordance with the applicable rules of The NASDAQ Stock Market. The Board has appointed Mr. Alazem to serve on the Audit Committee and the Strategy Committee commencing on the Effective Date.

Mr. Alazem was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Alazem and the Company that would require disclosure under Item 404(a) of Regulation S-K. In connection with his election, upon the Effective Date, Mr. Alazem will receive an option to acquire 10,000 shares of the Company's common stock pursuant to the Company's 2011 Incentive Compensation Plan, and will be entitled to receive the same compensation paid to the Company's other non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: May 03, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary